MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                                ATTORNEYS AT LAW
                            3500 U. S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155


                                  June 17, 1997




U. S. Bancorp
111 S.W. Fifth Avenue
Portland, Oregon  97204

                   Subject:   U. S. Bancorp
                              U. S. Bancorp Capital I
                              Registration Statement on Form S-4
                              File No. 333-25829

Ladies and Gentlemen:

                  We have acted as counsel to U. S. Bancorp, an Oregon corporation, and U. S. Bancorp Capital I, a Delaware statutory business trust (the "Trust"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to: (i) the proposed issuance by the Trust of up to $300,000,000 aggregate Liquidation Amount of the Trust's 8.27% Capital Securities, Series B (the "New Capital Securities"), registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $300,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.27% Capital Securities, Series A (the "Old Capital Securities"); (ii) the proposed issuance by U. S. Bancorp to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of U. S. Bancorp's 8.27% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 pursuant to an indenture to be entered into between U. S. Bancorp and The First National Bank of Chicago, as Trustee (the "New Junior Subordinated Debentures"), registered under the Securities Act, in exchange for a comparable aggregate principal amount of U. S. Bancorp's outstanding 8.27% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 issued pursuant to an Indenture dated December 24, 1996 between U. S. Bancorp and The First National Bank of Chicago, as Trustee (the "Old Junior Subordinated Debentures"); and (iii) U. S. Bancorp's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for U. S. Bancorp's guarantee of the Old Capital Securities (the "Old Guarantee"). The New Capital Securities will be issued under an Amended and Restated Trust Agreement dated December 24, 1996 (the "Amended


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U. S. Bancorp                         - 2 -                        June 17, 1997



Agreement"), among U. S. Bancorp, as Depositor, The First National Bank of Chicago, as property trustee, First Chicago Delaware, Inc., as Delaware trustee, and the Administrative Trustees named therein.

                  We have examined such documents and records as we deemed appropriate, including the following:

                           (i) Copy of the Amended and Restated Articles of Incorporation, as amended, of U. S. Bancorp, certified as of a recent date by an Assistant Secretary of U. S. Bancorp.

                           (ii) Copy of the Bylaws of U. S. Bancorp, as amended, certified as of a recent date by an Assistant Secretary of U. S. Bancorp to be a true and complete copy.

                           (iii) Copy, certified as of a recent date by an Assistant Secretary of U. S. Bancorp to be a true copy, of the resolutions adopted by the Board of Directors of U. S. Bancorp on December 19, 1996, authorizing the filing of the Registration Statement and the exchange of the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee in the circumstances referred to above.

                           (iv) Executed counterparts of the Amended Agreement.

                           (v)  Specimen  of the New Capital  Security  filed as
         Exhibit 4.6 to the Registration Statement.

                           (vi) Form of the Indenture filed as Exhibit 4.1 to the Registration Statement.

                           (vii)   Specimen  of  the  New  Junior   Subordinated
         Debenture included in Article II of Exhibit 4.1 to the Registration Statement.

                           (viii) Form of the New Guarantee filed as Exhibit 4.7 to the Registration Statement.

                           (ix) Executed counterparts of the Registration Rights Agreement, dated as of December 24, 1996 (the "Registration Rights Agreement"), among U. S. Bancorp, the Trust, and the Initial Purchasers named therein.



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U. S. Bancorp                         - 3 -                        June 17, 1997



                  In addition, as to questions of fact material to our opinions,
we  have  relied  upon   certificates   of  officers  of  U.  S.  Bancorp,   the
Administrative Trustees of the Trust and public officials.

                  In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than U. S. Bancorp or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

                  Based upon the foregoing, we are of the opinion that:

                  (1) The New Junior Subordinated Debentures have been duly authorized by all requisite corporate action of U. S. Bancorp and, assuming the due execution and delivery of the Indenture on behalf of U. S. Bancorp and The First National Bank of Chicago, in substantially the form included as Exhibit
4.1 to the Registration Statement, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended, the New Junior Subordinated Debentures, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Old Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, will constitute valid and binding obligations of U. S. Bancorp entitled to the benefits of the Indenture and enforceable against U. S. Bancorp in accordance with their terms, subject as to enforcement to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, whether applied by a court of law or equity.

                  (2) The New Guarantee has been duly authorized by all requisite corporate action of U. S. Bancorp and, when executed and delivered to The First National Bank of Chicago, as guarantee trustee, in substantially the form included as Exhibit 4.7 to the Registration Statement and as contemplated in the Registration Rights Agreement, the New Guarantee will constitute a valid and binding agreement of U. S. Bancorp, enforceable against U. S. Bancorp in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, whether applied by a court of law or equity.



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U. S. Bancorp                         - 4 -                        June 17, 1997


                  This opinion is based upon the laws of the United States and the state of Oregon at the date hereof and would not necessarily be the same at any subsequent date.

                  We consent to the use of this opinion in the Registration Statement and in any amendments thereto and to the reference to our firm under the caption "Validity of New Securities" contained in the Prospectus included therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ Miller, Nash, Wiener, Hager & Carlsen LLP



                                   MILLER, NASH, WIENER, HAGER & CARLSEN LLP